UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2017

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2017, the Company appointed Dean Becker as a director of the Company. Mr. Becker previously served as a director of the Company from January 1, 2013 to May 4, 2016. Mr. Becker has served as Chairman of the Board of Ecor Rouge Venture Laboratory since November 2016. Mr. Becker has served as Chairman of the Board for Equitable IP Holdings since November 2015. Mr. Becker has also been a co-founder of Human Health Organization since January 2015. From June 2011 through November 2013, Mr. Becker served as the Chief Executive Officer of ICAP Media, a leader in selling intellectual property. Mr. Becker is a frequent global speaker on intellectual property rights and the use of patents to include or exclude competition through licensing and enforcement of government issued rights. Mr. Becker was selected as a director because he is one of the world’s leading experts on monetizing intellectual property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: February 24, 2017